Exhibit 99.1

Conference call:	Wednesday August 5, 2009 at 11:00 A.M. EDT
Audio Replay URL:	http://www.ebix.com, Click on Investor Home Page
Dial-in numbers:	1-866-293-2557 Conference ID # 22577649
EBIX ANNOUNCES RECORD RESULTS WITH $0.73 DILUTED EPS
Net Income Rises 41 percent to $8.96 Million in Q2 of 2009
ATLANTA, GA — August 5, 2009 — Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today reported record financial results for the second quarter of 2009. The results marked the highest revenue, net income, and diluted EPS in any one-quarter that the company has reported in its thirty-three year history.
The company reported total revenue of $22.42 million for the second quarter of 2009, compared to $17.80 million for the second quarter of 2008, marking a 26 percent increase in revenues.
The company’s operating income for the quarter rose 34 percent to $9.26 million as compared to $6.91 million in the second quarter of 2008. Net income after taxes for the quarter rose 41 percent to $8.96 million, or $0.73 per diluted share, up from $6.34 million, or $0.54 per diluted share, in the second quarter of 2008 — an earnings per share growth of 35 percent. The company also reported basic earnings per share in the second quarter of 2009 of $0.88 as compared to $0.65 in the second quarter of 2008.
Currency adjusted revenues in second quarter of 2009 grew to $23.8 million — a 33.8 percent increase over the second quarter of 2008. Currency adjusted net income after taxes in the second quarter of 2009 grew to $9.9 million — a 55.6 percent increase over the second quarter of 2008. “Currency Adjusted” is a non-GAAP financial measure that we use solely for comparing numbers from two different periods without the impact of foreign exchange.
Results for the second quarter of 2009 were based on 12.49 million weighted average diluted shares outstanding as compared to 11.98 million in the second quarter of 2008.
The company’s operating expenses for the quarter grew by 21 percent to $13.16 million as compared to $10.9 million for the second quarter of 2008. The company attributed the increase primarily to the acquisition of Acclamation in August 2008, Confirmnet in November 2008, and FACTS in May 2009.
The company also reported that its cumulative net income at the end of six months of 2009 grew by 44 percent to $17.29 million as compared to cumulative net income of
$12.01 million at the end of six months of 2008. The six-month cumulative diluted EPS for 2009 also grew by 42 percent to $1.42 as compared to cumulative diluted EPS of $1.00 at the end of six months of 2008.

Robin Raina, president and CEO of Ebix, said, “We are pleased that the second quarter results are in line with our expectations. The insurance industry continues to pass through a difficult phase with capital decisions related to deployment of backend systems being postponed or just being put into cold storage for want of budget or focus. Considering that inertia, and the adverse impact of the significant strengthening of the US dollar on our financial results in the second quarter of 2009 as compared to the second quarter of 2008 (as much as 15% with respect to Indian Rupee, 20% with respect to Australian dollar, 22% with respect to New Zealand dollar, and 7% with respect to Singapore dollar); we are pleased that our revenues and net income both have still continued to grow. The current times have been a good test of our infrastructure-based On-Demand software exchanges, our recurring revenue model, and the expanse of our customer base.”
“We are especially pleased that net margins after taxes in the second quarter grew to 40% from 36% in the same quarter last year,” Robin added. “The exchange and BPO channels continued to grow in a healthy manner and more than made up for the slight decrease in revenues associated with postponed implementations and delayed decision making relating to back-end systems that took place in the broker and carrier channels. The second quarter saw the exchange channel become 59% of our total revenues while the BPO channel accounted for 16% of our revenues. Broker systems business accounted for 13% and the carrier channel accounted for 12% of our worldwide revenues.”
Ebix Chief Financial Officer Robert Kerris commented, “The Company continues to produce substantial cash from its operating activities generating $15.54 million during the six months ending June 30, 2009 representing a 46% improvement over the same period in 2008, while at the same time sustaining attractive operating margins of 41% for both the second quarter and six-month periods of 2009, both improvements in our performance since 2008.”
About Ebix
A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ:EBIX) provides end to end solutions ranging from infrastructure exchanges, carrier systems, agency systems and BPO services to custom software development for all entities involved in the insurance industry.
With 23 offices across Singapore, Australia, the US, New Zealand, India and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance, while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS-based software platforms, Ebix employs hundreds of insurance and technology professionals that provide products, support and consultancy to thousands of customers on six continents. Ebix’s focus on quality has enabled it to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and BPO units in India. For more information, visit the Company’s website at www.ebix.com.

CONTACT:
Aaron Tikkoo
678-281-2027 or atikkoo@ebix.com
Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives. The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2008, included under “Item 1. Business—Risk Factors.” Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.
# # #
(Financial tables follow)

Ebix, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Operating Revenue	$22,421	$17,803	$43,089	$34,442

Operating expenses:
Cost of services provided	4,532	3,225	8,833	6,161
Product development	2,753	2,162	5,258	4,240
Sales and marketing	1,121	818	2,255	1,665
General and administrative	3,925	3,856	7,553	7,672
Amortization and depreciation	830	837	1,573	1,656

Total operating expenses	13,161	10,898	25,472	21,394

Operating income	9,260	6,905	17,617	13,048
Interest income	39	140	91	262
Interest expense	(273)	(394)	(557)	(736)
Foreign exchange gain (loss)	346	100	752	159

Income before income taxes	9,372	6,751	17,903	12,733
Income tax (expense)/benefit	(416)	(415)	(612)	(727)

Net income	$8,956	$6,336	$17,291	$12,006

Basic earnings per common share	$0.88	$0.65	$1.72	$1.21

Diluted earnings per common share	$0.73	$0.54	$1.42	$1.00

Basic weighted average shares outstanding	10,186	9,688	10,057	9,954

Diluted weighted average shares outstanding	12,487	11,977	12,427	12,220

Ebix, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share amounts)

	June 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,876	$9,475
Short-term investments	3,154	1,536
Accounts receivable, less allowance of $548 and $453, respectively	16,394	13,562
Other current assets	1,558	951

Total current assets	32,982	25,524

Property and equipment, net	4,668	3,774
Goodwill	102,251	88,488
Indefinite-lived intangibles	13,637	11,589
Other intangible assets, net	11,014	10,235
Other assets	636	1,557

Total assets	$165,188	$141,167

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,766	$8,245
Accrued payroll and related benefits	2,353	2,709
Short term debt	24,945	24,945
Current portion of convertible debt	5,306	11,518
Current portion of long term debt and capital lease obligations	212	912
Deferred revenue	7,671	5,383
Other current liabilities	212	142

Total current liabilities	44,465	53,854

Convertible debt	15,000	15,000
Long term debt and capital lease obligation, less current portion	419	290
Other liabilities	2,708	941
Deferred revenue	96	330
Deferred rent	730	610

Total liabilities	63,4185	71,025

Commitments and Contingencies, Note 9

Stockholders’ equity:
Convertible Series D Preferred stock, $.10 par value, 500,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.10 par value, 20,000,000 shares authorized, 10,331,872 issued and 10,318,369 outstanding at June 30, 2009 and 10,006,455 issued and 9,946,710 outstanding at December 31, 2008	1,032	981
Additional paid-in capital	118,282	111,641
Treasury stock (13,503 and 59,745 shares repurchased as of June 30, 2009 and December 31, 2008 respectively)	(76)	(1,178)
Accumulated deficit	(12,908)	(30,199)
Accumulated other comprehensive income	(4,560)	(11,103)

Total stockholders’ equity	101,770	70,142

Total liabilities and stockholders’ equity	$165,188	$141,167

Ebix, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2009	2008

Cash flows from operating activities:
Net income	$17,291	$12,006
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,573	1,651
Stock-based compensation	100	64
Restricted stock compensation	513	254
Unrealized foreign exchange gain on forward contracts	(144)
Provision for doubtful accounts	90	179
Changes in operating assets and liabilities:
Accounts receivable	(2,617)	(2,738)
Other assets	(404)	44
Accounts payable and accrued expenses	(479)	(1,283)
Accrued payroll and related benefits	(532)	216
Deferred revenue	1,092	(368)
Deferred taxes	(1,125)	653
Deferred rent and other liabilities	178	(20)

Net cash provided by operating activities	15,536	10,659

Cash flows from investing activities:
Investment in Telstra eBusiness Services, net of cash acquired	—	(42,968)
Investment in Periculum, net of cash acquired	(200)	(1,067)
Investment in ConfirmNet, net of cash acquired	(3,094)	—
Investment in IDS, net of cash acquired	(1,000)	—
Investment in Acclamation, net of cash acquired	(85)	—
Investment in Facts, net of cash acquired	(5,704)	—
(Purchase) Maturities of marketable securities, net	(1,618)	(655)
Capital expenditures	(1,200)	(382)

Net cash used in investing activities	(12,901)	(45,072)

Cash flows from financing activities:
Proceeds from (payments on) line of credit	—	9,295
Proceeds from the issuance of common stock, net of issuance costs	—	12,518
Proceeds from the exercise of the stock options	1,422	514
Repurchase of Common Stock	(507)	(24,000)
Payments on capital lease obligations	(105)	(2)
Principal payments of debt obligations	(700)	(490)

Net cash provided/(used) in financing activities	110	(2,165)

Effect of foreign exchange rates on cash	(344)	(1,469)

Net change in cash and cash equivalents	2,401	(38,047)
Cash and cash equivalents at the beginning of the period	9,475	48,437

Cash and cash equivalents at the end of the period	$11,876	$10,390

Supplemental disclosures of cash flow information:
Interest paid	$429	$459
Income taxes paid	$$2,873	$560